EXHIBIT 99.2

COMMISSION JUNCTION, INC.
CONDENSED BALANCE SHEET

AT SEPTEMBER 30, 2003

(UNAUDITED)

(In thousands, except share data)

ASSETS
Current assets:
Cash and cash equivalents	$14,017
Short-term investments	6,989
Accounts receivable, net	1,496
Prepaid expenses and other current assets	567
Total current assets	23,069
Long-term investments	108
Property and equipment, net	2,671
Other assets	93
TOTAL ASSETS	$25,941

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$2,707
Commissions Payable	5,919
Customer Deposits	2,667
Deferred revenue	487
Total current liabilities	11,780
Other non-current liabilities	6

Preferred stock $.001 par value; 10,191,773 authorized; 3,383,986 shares issued and outstanding (liquidation preference of $40,000,000)	37,589

Stockholders' Equity (Deficit):
Common stock $.001 par value; 15,000,000 shares authorized; 4,851,529 shares issued and outstanding	5
Additional paid-in capital	20,803
Deferred Compensation	(2,387)
Accumulated deficit	(41,855)
Total stockholders’ deficit	(23,434)
Total liabilities, preferred stock and stockholders’ deficit	$25,941

See accompanying Notes to Condensed Financial Statements

COMMISSION JUNCTION, INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Nine-month Period Ended September 30,
	2003	2002
	(Unaudited)

Revenue	$17,102	$11,318

Costs and operating expenses:
Cost of revenue	6,763	6,103
Sales and marketing	3,779	1,663
General and administrative	2,394	2,839
Research and development	2,698	1,901
Stock compensation	3,347	—
Total operating expenses	18,981	12,506
Loss from operations	(1,879)	(1,188)
Interest income, net	246	286
Loss before income taxes	(1,633)	(902)
Provision for income taxes	178	—
Net loss	$(1,811)	$(902)

See accompanying Notes to Condensed Financial Statements

COMMISSION JUNCTION, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine-month Period Ended September 30,
	2003	2002
	(Unaudited)
Cash flows from operating activities:
Net loss	$(1,811)	$(902)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,645	2,015
Non-cash stock compensation	3,347	—
Provision for bad debts and credit memos	1,339	480
Loss on disposition of fixed assets	—	44
Changes in operating assets and liabilities	(375)	34
Net cash provided by operating activities	4,145	1,671
Cash flows from investing activities:
Sale (purchase) of investments, net	6,961	(774)
Proceeds from the sale of property and equipment	—	17
Purchases of property and equipment	(1,997)	(7)
Net cash provided by (used in) investing activities	4,964	(764)
Cash flows from financing activities:
Proceeds from the exercises of common stock options	5	23
Proceeds from capital contribution for warrants	—	4,000
Repayments of capital leases, net	(100)	(138)
Net cash provided by (used in) financing activities	(95)	3,885
Net increase in cash and cash equivalents	9,014	4,792
Cash and cash equivalents, beginning of period	5,003	1,909
Cash and cash equivalents, end of period	$14,017	$6,701

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Interest paid	$9	$26

See accompanying Notes to Condensed Financial Statements

COMMISSION JUNCTION, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

1.             THE COMPANY AND BASIS OF PRESENTATION

The condensed financial statements are unaudited and, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the results for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. As required by the Securities and Exchange Commission (the “SEC”) under Rule 10-01 of Regulation S-X, the accompanying condensed financial statements and related footnotes have been condensed and do not contain certain information that may be included in Commission Junction, Inc.’s annual financial statements and footnotes thereto. These condensed financial statements should be read in conjunction with the financial statements and related notes included in Commission Junction, Inc.’s audited financial statements as of and for the year ended December 31, 2002.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

Commission Junction operates an advertising network that matches products and advertisements from online advertisers with content from publisher websites to facilitate e-commerce on the Internet.  The Company has a single operating segment, online marketing services.  The Company has no organizational structure dictated by product lines, geography or customer type.

2.             NEW ACCOUNTING PRONOUNCEMENTS

In August 2001, the FASB issued SFAS No. 143, “Accounting for Obligations Associated with the Retirement of Long-Lived Assets”, which establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with early adoption permitted. The Company adopted SFAS No. 143 effective January 1, 2003 and the adoption of this new standard did not have a significant impact on its results of operations, financial position, or cash flows.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities. Adoption of SFAS No. 150 did not have a significant impact on the Company’s financial position, results of operations or cash flows.

3.             ACCOUNTS RECEIVABLE

The Company’s net accounts receivable balance at September 30, 2003 includes amounts owed by advertisers for the Company’s portion of the transaction fees.  The Company also bills the advertisers on behalf of the publishers for the publishers’ commissions due.  The Company contractually has no liability to the publishers for these commissions until such amounts are collected from the advertisers and accordingly these amounts are netted against the billed receivables.  Amounts billed to advertisers on behalf of publishers were $5,226,089 at September 30, 2003.

Accounts receivable are stated net of an allowance for doubtful accounts of $240,578 at September 30, 2003.

4.             PROPERTIES AND EQUIPMENT

Property and equipment consisted of the following at September 30, 2003 (in thousands):

Computer equipment	$4,044
Purchased software	3,748
Furniture and equipment	651
Leasehold improvements	455
Web site development costs	354
9,252
Less: accumulated depreciation	(6,581)
$2,671

5.             MARKETABLE SECURITIES

The Company considers its marketable securities portfolio as held-to-maturity as defined in Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities.”  The short-term and long-term investments are stated at amortized cost, therefore, the Company does not recognize changes in the fair value of its securities.

Marketable securities as of September 30, 2003 consist primarily of fixed income securities that are subject to the risk of market interest rate fluctuations, and all of the Company’s securities held to maturity are subject to risks associated with the ability of the issuers to perform their obligations under the instruments.

6.             STOCK COMPENSATION

Stock compensation recorded during the nine months ended September 30, 2003 represents the remeasurement of the estimated fair value of stock options accounted for using variable accounting as a result of the Company’s repricing of these options in 2001 and 2002.

7.             SUBSEQUENT EVENT

On December 7, 2003, the Company was acquired by ValueClick, Inc., a Delaware corporation (“ValueClick”), pursuant to an Agreement and Plan of Merger and Reorganization, dated as of October 9, 2003, by and among ValueClick, NCJ Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of ValueClick (“Merger Sub”), Commission Junction and Idealab Holdings LLC, a Delaware limited liability company, in its capacity as Stockholder Agent.  Pursuant to the terms of the merger agreement, Commission Junction was merged with and into Merger Sub, with Merger Sub surviving as a wholly-owned subsidiary of ValueClick.

Pursuant to the terms of the agreement, ValueClick acquired all of the outstanding capital stock of Commission Junction for an aggregate purchase price of $61.6 million plus direct transaction costs of approximately $388,000.  The purchase price was paid through the issuance of approximately 3.0 million shares of ValueClick common stock, the assumption of options to purchase Commission Junction common stock that converted into the issuance of options to purchase approximately 1.2 million shares of ValueClick common stock and a cash payment of approximately $26.1 million.